Exhibit 99.1

B2Digital on Pace for 300% Annual Topline Growth as B2 Fighting Series Revenues Soar 460%

TAMPA, FL, December 2, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to provide a summary of unaudited performance results for month of November 2021 as well as insights into how the Company is tracking for the three months ending December 31, 2021 and the 12 months ending March 31, 2022.

“We have seen some very exciting signals from the marketplace that suggest our core B2Digital brands continue to grow at a rapid pace, positioning us to scale at an accelerating clip over coming quarters,” stated Greg P. Bell, CEO of B2Digital. “November was another strong month that sets up a strong close to the Company’s most successful year of operations.”

November consolidated revenues (unaudited) demonstrated significant year-over-year growth, with sales expanding over 125% compared to the same period in 2020. Live events contributed significantly to this growth, with November 2021 live events revenues jumping over 460% higher on a year-over-year basis compared to November 2020.

For the three months set to end on December 31, 2021, the Company is on pace to more than double its revenues on a year-over-year basis. For the fiscal year set to end on March 31, 2022, the Company is on pace, as of the end of November, to drive potential annual growth of more than 300% in total sales across all segments.

Bell continued, “Looking ahead, we plan to continue to invest in brand growth and to seek to fuel performance gains through additional acquisitions as well as increasing average per-event revenues and steady growth in the number and scale of our B2 Fighting Series live MMA events.”

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company operates in two major branded segments: The B2 Fighting Series and The ONE More Gym Official B2 Training Facilities Network. The Company primarily derives revenues from live event ticket sales, pay-per-view ticket sales, content media marketing, and fitness facility memberships.

The Live Events segment (the B2 Fighting Series) is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 12 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

The Fitness Facility segment operates primarily through the ONE More Gym Official B2 Training Facilities Network. The Company currently operates five ONE More Gym locations, with plans to continue to scale up this segment at a pace of 4-8 new locations per year. ONE More Gym locations include specialized MMA training resources and serve a recruiting function for the Company's Live Events segment.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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